UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

February 9, 2011

Date of Report (date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(exact name of registrant as specified in its charter)

Pennsylvania	Commission File Number	25-1435979
(state or other jurisdiction of incorporation or organization)	001-09718	(I.R.S. Employer Identification Number)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(e).

On February 9, 2011, our Board’s Personnel and Compensation Committee (Committee), following a discussion with our Board’s independent directors, approved several compensation decisions, including awards made to our Chairman and Chief Executive Officer, and our other named executive officers. In accordance with SEC regulations, the references in this 8-K to “named executive officers” include the following five executive officers named in the proxy statement we filed in connection with our annual meeting of shareholders held on April 27, 2010:

James E. Rohr	Chairman and Chief Executive Officer
Richard J. Johnson	Executive Vice President and Chief Financial Officer
William S. Demchak	Senior Vice Chairman
Joseph C. Guyaux	President
Timothy G. Shack	Vice Chairman

Salary Adjustment

On February 9, 2011, the Committee approved an increase in the annual base salary for James E. Rohr. Beginning with the first pay period occurring after February 25, 2011, Mr. Rohr’s annual base salary will increase from $1,000,000 to $1,200,000.

Incentive Compensation Awards

Annual Incentive Awards

The Committee had previously approved the eligibility of certain officers to receive annual incentive awards for 2010 performance under our shareholder-approved 1996 Executive Incentive Award Plan (1996 Plan). At a meeting held on February 24, 2010, the Committee designated James E. Rohr, our Chairman and Chief Executive Officer, and our three most highly compensated named executive officers (other than our principal executive and principal financial officers) as eligible plan participants for 2010.

Under the 1996 Plan, the maximum amount that each of the participants is eligible to receive is 0.2% of “Incentive Income” for 2010, defined as our consolidated net income, with certain adjustments. Once the year ends, the Committee decides whether to make a downward adjustment from the maximum annual incentive award amount for each participant, taking into account the same types of performance factors it uses in deciding annual incentive awards for the other executive officers who do not participate in the 1996 Plan.

Effective February 9, 2011, the Committee determined annual incentive awards for our named executive officers based on the process and factors described above, each of which reflected a downward adjustment from the amount determined under the 1996 Plan, and provided that the awards would be paid all in cash.

Long-Term Incentive Awards

Effective February 9, 2011, the Committee approved two enhanced long-term incentive compensation programs for our named executive officers, each of which includes metrics to adjust for risk and more closely align executive compensation with shareholder performance. The grants described below were all made under PNC’s shareholder-approved 2006 Incentive Award Plan.

Incentive Performance Units (2011-2013 Performance Period). In previous years, the Committee granted performance unit opportunities the maximum payout of which is dependent on PNC’s performance in specified metrics over multiple years measured against peers. This year, the Committee again granted incentive performance unit award opportunities to certain of our senior officers, including grants to all of our named executive officers, except for Mr. Shack. These grants have a three-year performance period and are similar to the incentive performance unit award opportunities granted in 2008 and 2010.

The target incentive performance units granted to the following named executive officers are as follows: James E. Rohr (43,272); Richard J. Johnson (10,167); William S. Demchak (30,815); and Joseph C. Guyaux (14,737).

This year, the Committee approved a new feature that requires a negative adjustment to any payout if PNC fails to meet a risk-based performance metric. For each year in the overall performance period, the Committee will compare PNC’s return on economic capital (ROEC) to PNC’s cost of capital. If ROEC exceeds the cost of capital, there will be no adjustment to the potential payout with respect to that year.

If ROEC is less than the cost of capital, the overall potential payout will be reduced by 10 percentage points for that year’s performance. Any adjustments will be cumulative, so over a three-year performance period, the maximum change to the overall potential payout could be a 30% reduction (10% for each of three years).

ROEC will be calculated as annualized earnings for the period, divided by the average economic capital for the year. Earnings will be PNC’s publicly-reported earnings adjusted, on an after-tax basis, for the impact of the same items as for purposes of measuring PNC’s EPS growth performance as described below. Economic capital will mean total economic capital for PNC on a consolidated basis as that term is used by PNC for its internal measurement purposes.

The cost of capital will be approved by the Committee no later than March 30th of each year of the performance period. For 2011, the cost of capital will be 10.0%.

The 2011 grants also provide for a full three-year performance period, similar to the 2008 grants but unlike the 2010 grants, which were structured with a 2- 3/4 year performance period (beginning April 1, 2010). This variation from prior practice ensured that no part of the covered period coincided with the period during which our TARP preferred stock was outstanding.

Under the terms of the 2011 grants, the grantee has the opportunity to receive a payout in shares of PNC common stock, or a combination of stock and cash-equivalents, in an amount that takes into account our corporate performance relative to peers. Corporate performance will be measured with respect to corporate diluted earnings per share (EPS) growth and return on average common shareholders’ equity (ROCE) performance.

The amount of the grant is stated in terms of a target number of share units. The actual award at the end of the overall performance period will be expressed as a number of awarded share units and may range from nothing up to a maximum of two times the target number as adjusted. The target will be adjusted upward during the performance period for phantom dividends.

The initial peer group for the 2011 incentive performance units is the same as the peer group established for other programs for 2011 and is unchanged from 2010. It consists of the following institutions: PNC; BB&T Corporation; Bank of America Corporation; Capital One Financial Corporation; Comerica Incorporated; Fifth Third Bancorp; JPMorgan Chase & Co.; KeyCorp; M&T Bank Corporation; Regions Financial Corporation; SunTrust Banks, Inc.; U.S. Bancorp; and Wells Fargo & Company. The Committee may reset the peer group and make other adjustments annually, but unless adjusted by the Committee in the future, it is anticipated that the performance metrics and potential payout schedule will be the same for each of the 2011, 2012 and 2013 periods in the overall performance period for these grants.

As in the earlier grants, the potential payout amount for the 2011 grants at the end of the overall performance period is performance-based. To arrive at the corporate performance component of the overall risk-adjusted performance factor, first an average percentage is determined for our relative corporate EPS growth and ROCE performance for each of the 2011, 2012 and 2013 periods. The percentage is based on the potential payout calculation schedules established for that year by the Committee, giving equal weight to EPS growth and ROCE performance. The basic annual payout calculation schedule generates a corporate performance payout percentage for that year based on our relative position within the peer group that year with respect to EPS growth and ROCE performance. Peers with loss years will rank below those that do not have loss years.

As in the earlier grants, corporate performance criteria for the 2011 grants continue to be based on our annual EPS growth and ROCE performance relative to our peers, with adjustments. For the 2011 grants, as for the 2010 grants, EPS and ROCE performance results will be adjusted, on an after-tax basis, for the impact of any extraordinary items, items resulting from a change in tax law, discontinued operations, acquisition costs and merger integration costs, Visa-litigation-related costs or expense and any other gains recognized on redemption or sale of Visa shares as applicable, acceleration of the accretion of any remaining issuance discount in connection with the redemption of TARP preferred stock, and, in our case, the net impact on PNC of significant gains or losses related to BlackRock transactions, such as the adjustment in the 2010 grants to 2009 comparison period results for purposes of the 2010 covered period EPS growth comparison to exclude the 4th quarter 2009 gain related to BlackRock’s acquisition of Barclays Global Investors. EPS will also be adjusted for any stock splits, and ROCE will also be adjusted for the impact of any goodwill. Adjustments will be done, including with respect to PNC, on the basis of publicly disclosed financial information.

At the end of the three-year performance period, the three percentages resulting from these measurements are themselves then averaged to generate the corporate performance factor. The corporate performance factor will then be adjusted downward if risk-related performance has not met the specified risk-related metrics, as described above, to arrive at the final risk-adjusted performance factor.

Finally, this risk-adjusted performance factor is applied to the number of dividend-adjusted target share units to arrive at the calculated award payout amount. This calculated amount is expressed as a number of share units. Final awards are determined by the Committee. The Committee will review the calculated award payout amounts for the 2011 grants early in 2014 and will make its final award decisions at that time. The Committee may reduce the calculated award payout amounts.

Generally, in order to receive an award payout, an executive must still be employed by us at that time. There are certain limited exceptions that may be approved by the Committee. In most cases, there will be further limitations on the maximum size of any award payout that may be approved for a former employee. The grants also include a formula for calculating a final award in the event of a change of control. Awarded share units up to the initial target share unit number will be paid in shares of our common stock. For this purpose, the number of target share units is not adjusted for phantom dividends. Any remaining awarded share units will be paid in cash. The amount of cash will be equal to the market value of the number of shares represented by the remaining share units.

Performance-Based Restricted Share Units. The Committee also granted new performance-based restricted share units (performance RSUs) to certain of our senior officers, including grants to all of our named executive officers, except for Mr. Shack. These grants are in lieu of the stock options that have been historically granted to these officers.

The performance RSUs will only vest if PNC meets a specified performance condition described below. The vesting period will last four years, and the performance condition must be met in each of the four years for the award to vest in full. Once an individual installment (or tranche) vests, the amount of the tranche will be adjusted based on PNC’s total shareholder return for the prior year.

The target performance RSUs granted to the following named executive officers for 2011 are as follows: James E. Rohr (43,272); Richard J. Johnson (10,167); William S. Demchak (30,815); and Joseph C. Guyaux (14,737).

For each tranche, the vesting performance condition will be satisfied if PNC has, as of the year-end immediately preceding the applicable vesting date for that tranche, met or exceeded the required Tier 1 capital ratio established by PNC’s primary Federal bank holding company regulator for well-capitalized institutions as then in effect and applicable to PNC. PNC will determine whether or not the vesting performance condition has been satisfied based on PNC’s publicly-reported financial results for the applicable 4th quarter / year-end. Generally, this would be PNC’s 4th quarter / year-end earnings release and would occur in late January or early February and prior to the February vesting date for the tranche. The vesting performance condition applies separately to each tranche, and if not met, the applicable tranche is forfeited and expires.

When an award installment vests, the payout size will be increased or decreased based on PNC’s one-year total shareholder return (TSR) for the year prior to vesting, with the final payout being between 75% and 125 % of the grant.

For purposes of this measurement, TSR will mean the total shareholder return (i.e., price change plus reinvestment of dividends) on PNC common stock for the applicable calendar year assuming an investment on the first day of the year is held through the last day of the applicable year and using, as the beginning and ending prices for purposes of that calculation, the closing price on the last trading day of the preceding year and on the last trading day of the applicable year, respectively. The payout percentage for a tranche will be 100% plus or minus (as applicable) the positive or negative TSR performance of PNC for the year that relates to that tranche up to a maximum of 25 percentage points either direction, such that the payout percentage will be no less than 75% and no more than 125%.

Performance RSUs will vest in four tranches as of each of the first, second, third and fourth anniversaries of the award grant date, provided that the performance conditions for the applicable tranche have been met. If the performance condition is not satisfied with respect to any one annual tranche, that tranche will expire and be forfeited but future tranches may vest if the performance condition is satisfied in subsequent years. Any award payouts of vested units will be made in shares of PNC common stock.

Generally, the grantee must still be a PNC employee on the applicable vesting date for a tranche of the award to vest and for the grantee to receive an award payout with respect to that tranche, with limited exceptions for death, disability or retirement. The grants also include provisions for calculating a final award upon a change of control.

Performance RSUs have no voting rights. However, dividend-equivalents, without “reinvestment” or interest, will be accrued for each tranche of performance RSUs and will be paid out in cash if and when the tranche to which they relate vests and pays out. If the tranche is forfeited, the related accrued dividend-equivalents would be forfeited as well. If the tranche pays out, dividend-equivalents will be paid out based on the final TSR performance-adjusted number of units being settled for the tranche.

Special Achievement Awards

Effective February 9, 2011, the Committee also approved special achievement awards to certain of our senior officers, including grants to all of our named executive officers, except for Mr. Shack. The Committee granted these special awards in the form of performance-based restricted share units, with the same terms and conditions as the performance RSUs described above. As with the awards described above, these special awards will require PNC to meet capital requirements before they vest and any payouts will be adjusted based on total shareholder return. These awards were also made under PNC’s shareholder-approved 2006 Incentive Award Plan.

The target performance-based restricted share units granted to the following named executive officers are as follows: James E. Rohr (46,721); Richard J. Johnson (9,733); William S. Demchak (27,254); and Joseph C. Guyaux (12,069).

5.02(b).

Effective February 9, 2011, Stephen G. Thieke communicated his decision to retire as a director of PNC upon the expiration of his current term. Mr. Thieke’s decision not to stand for re-election as a director at the 2011 annual meeting of PNC’s shareholders was not due to any disagreement with PNC on any matter.

Item 8.01.	Other Events.

On February 9, 2011, the Board of Directors adopted a Policy Regarding Shareholder Approval of Future Severance Arrangements (the “Policy”) for senior officers of PNC. The Policy provides that PNC will not enter into a future severance arrangement with a senior officer that provides for additional severance benefits in an amount exceeding 2.99 times the sum of the senior officer’s annual base salary and target bonus for the year of termination, unless the future severance arrangement is approved by the affirmative vote of a majority of votes cast by shareholders on the matter.

The Policy applies only to future severance arrangements. Future severance arrangements do not include existing severance agreements or agreements to which PNC becomes obligated in connection with an acquisition, unless in each case the severance agreement is modified to materially increase benefits that would be considered additional severance benefits. The Board of Directors retains the right to amend, terminate or waive the Policy and will promptly disclose any such change.

The foregoing description of the Policy is a summary and is qualified in its entirety by reference to the full text of the Policy, which will be posted to PNC’s website at http://www.pnc.com/corporategovernance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: February 15, 2011	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Senior Vice President and Controller